                                                                      EXHIBIT 11


                          BATTLE MOUNTAIN GOLD COMPANY
                    COMPUTATION OF EARNINGS PER COMMON SHARE
               (in millions, except share and per share amounts)

                                                                  Three months ended         Six months ended
                                                                      June 30,                     June 30,
                                                              -----------------------     -----------------------
                                                                 1997         1996          1997          1996
                                                              --------      ---------     ---------     ---------
PRIMARY EARNINGS PER SHARE
Earnings
   Net (loss) income                                          $    (1.1)    $     5.1     $    (8.3)    $    10.0
   Deduct dividends on preferred shares                             1.9           1.9           3.7           3.7
                                                              ---------     ---------     ---------     ---------
   Net (loss) income applicable to common stock               $    (3.0)    $     3.2     $   (12.0)    $     6.3
                                                              =========     =========     =========     =========

Shares
   Weighted average number of common shares outstanding           229.7         229.4         229.7         229.4
   Assuming exercise of stock options reduced by the number
   of shares which could have been purchased with the
   proceeds from exercise of such options                            -             .6            -             .5
   Assuming conversion of 6% convertible debentures                  -            4.8            -            4.8
                                                              ---------     ---------     ---------     ---------
   Weighted average number of common shares outstanding, as
   adjusted                                                       229.7         234.8         229.7         234.7
                                                              =========     =========     =========     =========

   Primary (loss) earnings per common share                   $    (.01)    $     .01     $    (.05)    $     .03
                                                              =========     =========     =========     =========

FULLY DILUTED EARNINGS PER SHARE (1)
Earnings
   Net (loss) income                                          $    (1.1)    $     5.1     $    (8.3)    $    10.0
                                                              =========     =========     =========     =========

Shares
   Weighted average number of common shares outstanding           229.7         229.4         229.7         229.4
   Assuming exercise of stock options reduced by the  number
   of shares which could have been purchased with the
   proceeds from exercise of  such options                            -            .5            .1            .5
   Assuming conversion of 6% convertible debentures                 4.8           4.8           4.8           4.8
   Assuming conversion of preferred stock                          11.0          11.0          11.0          11.0
                                                              ---------     ---------     ---------     ---------
   Weighted average number of common shares outstanding, as
   adjusted                                                       245.5         245.7         245.6         245.7
                                                              =========     =========     =========     =========

   Net (loss) income per common share assuming full dilution  $       -     $     .02     $    (.03)    $     .04
                                                              =========     =========     =========     =========

ADDITIONAL PRIMARY COMPUTATION (1)
   Net income (loss) applicable to common stock, as adjusted
   per primary computation above                              $    (3.0)                  $   (12.0)
                                                              =========                   =========


   Weighted average number of shares outstanding, as adjusted
     per primary computation above                                229.7                       229.7
   Anti-dilutive effect of outstanding options (as determined
     by the application of the treasury stock method)                .1                          .1
   Anti-dilutive effect of conversion of 6% convertible             4.8                         4.8
   debentures                                                 ---------                   ---------

   Weighted average number of common shares, as adjusted          234.6                       234.6
                                                              =========                   =========

      Primary (loss) earnings per share, as adjusted          $    (.01)                  $    (.05)
                                                              =========                   =========

(1)      These calculations are submitted in accordance with Regulation S-K
         Item 601(b)(11) although it is contrary to paragraphs 30 and 40 of APB Opinion No. 15 because it produces an anti-dilutive result.